AMENDED AND RESTATED BY-LAWS
OF
MAGNETEK, INC.
May 3, 2013

i

ii

AMENDED AND RESTATED BY-LAWS
OF
MAGNETEK, INC.
ARTICLE I
OFFICES
Section 1.       Registered Office.
The registered office shall be in the City of Dover, County of Kent, State of Delaware.
Section 2.       Other Offices.
The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 1.       Place of Meetings.
Meetings of shareholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors.  In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.
Section 2.       Annual Meeting of Shareholders.
The annual meeting of shareholders shall be held each year on a date and a time designated by the Board of Directors.  At each annual meeting directors shall be elected and any other proper business may be transacted.
Section 3.       Quorum; Adjourned Meetings and Notice Thereof.
(a)           A majority of the stock issued and outstanding and entitled to vote at any meeting of shareholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote thereat.
(b)           The Board of Directors acting by resolution may postpone and reschedule any previously scheduled meeting of the shareholders. Any meeting of the shareholders may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution by shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or (ii) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board or the President or pursuant to a resolution of the Board of Directors. No notice of the time and place of adjourned meetings need be given except as required by the Delaware General Corporation Law. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 4.       Voting.
When a quorum is present at any meeting, the vote of the holders of majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.
Section 5.       Proxies.
At each meeting of the shareholders, each shareholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such Shareholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.  All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting.  Each Shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board of Directors as provided in Section 11 of this Article II.  All elections shall be had and all questions decided by a plurality vote.
Section 6.       Special Meetings.
Special meetings of the shareholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 7.       Notice of Shareholders' Meetings.
Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  The written notice of any meeting shall be given to each Shareholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the records of the corporation.
Section 8.       Maintenance and Inspection of Shareholder List.
The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder.  Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.
Section 9.       Shareholder Action by Written Consent Without a Meeting.
(a)           Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the shareholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation's principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the shareholders are recorded.  Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered.  No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.  Any action taken pursuant to such written consent or consents of the shareholders shall have the same force and effect as if taken by the shareholders at a meeting thereof.

(b)           Consents may be revoked at any time prior to the earlier of (i) such time as the inspectors of elections issue a Final Consent Report pursuant to Section 9(f) or Section 9(g) or (ii) sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b) by written notice delivered to (A) the Secretary, (B) any Consent Soliciting Shareholder (as defined in Section 11(b)(iv)), (C) a proxy solicitor or other agent designated by the corporation or any Consent Soliciting Shareholder and/or (D) the inspectors of elections engaged by the corporation pursuant to Section 9(c).
(c)           Within three (3) business days after a Consent Record Date fixed pursuant to Section 11(b), the corporation shall (i) engage regionally or nationally recognized independent inspectors of elections to act as agent of the corporation for the purpose of promptly performing a ministerial review of the validity of consents and revocations thereof and (ii) provide notice to each Consent Soliciting Shareholder of the identity of such inspectors and the manner in which such Consent Soliciting Shareholder may deliver consents and revocations thereof to such inspectors pursuant to Section 9(d). The cost of retaining inspectors of election shall be borne by the corporation.
(d)           The corporation, the Consent Soliciting Shareholders and their respective proxy solicitors or other designated agents shall deliver consents and revocations thereof to the inspectors within two (2) business days after receipt. As soon as the inspectors receive consents and/or revocations thereof, the inspectors shall review the consents and revocations thereof and shall maintain a count of the number of shares subject to valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to any Person; provided, however, that, as soon as practicable after a written request therefore by the corporation or a Consent Soliciting Shareholder, the inspectors shall issue a report (a “Consent Report”) to the corporation and the Consent Soliciting Shareholders stating: (i) the number of shares subject to valid consents; (ii) the number of shares subject to valid revocations of consents; (iii) the number of shares subject to valid and unrevoked consents; (iv) the number of shares subject to invalid consents; (v) the number of shares subject to invalid revocations of consents; (vi) whether, based on their count, the requisite number of shares subject to valid and unrevoked consents has been obtained to express the corporate action specified in the consents; and (vii) the latest date the inspectors received consents and revocations thereof that the inspectors reflected in such report (the “Report Date”).
(e)           As soon as practicable after a written request therefore by the corporation or a Consent Soliciting Shareholder (whichever is soliciting consents), notice of which request shall be given to the corporation and any parties opposing the solicitation of consents, if any, which request shall state that the corporation or the Consent Soliciting Shareholders, as the case may be, have a good faith belief that the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents has been received in accordance with the Certificate of Incorporation and these By-Laws, the inspectors shall issue and deliver to the corporation and the Consent Soliciting Shareholders a preliminary Consent Report (the “Preliminary Consent Report”); provided, however, that neither the corporation nor the Consent Soliciting Shareholders may request a Preliminary Consent Report after the 60th day after the applicable Consent Record Date fixed pursuant to Section 11(b). Unless the corporation and the Consent Soliciting Shareholders shall agree to a shorter or longer period, the corporation and the Consent Soliciting Shareholders shall have two (2) business days after receipt of the Preliminary Consent Report to review the consents and revocations thereof and to advise the inspectors and the opposing parties in writing as to whether they intend to challenge the Preliminary Consent Report.
(f)           If no written notice of an intention to challenge a Preliminary Consent Report is received within two (2) business days after receipt of the Preliminary Consent Report by the corporation and the Consent Soliciting Shareholders and either (i) the date that is two (2) business days after such receipt of such Preliminary

Consent Report (the “Cut-Off Date”) is more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b) or (ii) the Cut-Off Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b) and the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was obtained, then the inspectors shall as promptly as practicable issue to the corporation and the Consent Soliciting Shareholders their final Consent Report (a “Final Consent Report”), which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of consents and revocations thereof received after the Preliminary Consent Report Date to the time of issuance of the Final Consent Report, if such consents and revocations thereof are received within sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b), and a certification as to whether the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was obtained. If the Cut-Off Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b) and the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the corporation and the Consent Soliciting Shareholders and a certification that the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was not obtained, and the corporation or the Consent Soliciting Shareholders (whichever is soliciting consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of Section 9(e).
(g)           If the corporation or the Consent Soliciting Shareholders issue written notice to the inspectors and the corporation or the Consent Soliciting Shareholders, as the case may be, of an intention to challenge a Preliminary Consent Report within two (2) business days after receipt of the Preliminary Consent Report by the corporation and the Consent Soliciting Shareholders, then a challenge session shall be scheduled by the inspectors as promptly as practicable, at which the corporation and the Consent Soliciting Shareholders shall have the right to object to the validity of consents and revocations thereof. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, if either (i) the date on which the challenge session is completed (the “Completion Date”) is more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b) or (ii) the Completion Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b) and the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was obtained, then the inspectors shall as promptly as practicable issue to the corporation and the Consent Soliciting Shareholders a Final Consent Report, which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of the challenge and, if such consents and revocations thereof are received within sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b), consents and revocations thereof received after the Preliminary Consent Report Date to the time of issuance of the Final Report, and a certification as to whether the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was obtained. If the Completion Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b) and the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the corporation and the Consent Soliciting Shareholders and a certification that the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was not obtained, and the corporation or the Consent Soliciting Shareholders (whichever is soliciting consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of Section 9(e).
(h)           Simultaneously with the delivery of any Final Consent Report to the corporation pursuant to Section 9(f) or Section 9(g), the inspectors shall deliver all valid and unrevoked consents to the corporation. A copy of any Final Consent Report shall be included in the book in which the proceedings of meetings of Shareholders are recorded.
(i)           As to any consent, if, prior to the issuance of a Final Consent Report and delivery of consents to the corporation, all Consent Soliciting Shareholders notify the corporation and the inspectors in writing that such Consent Soliciting Shareholders no longer desire to express consent to the corporate actions specified in the consents, then the consents shall be deemed abandoned, and the inspectors shall not issue a Final Consent Report or deliver such consents to the corporation.
Section 10.       Advance Notice of Shareholder Proposals and Shareholder Nominations.
(a)           At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any Shareholder of the corporation who complies with the notice procedures set forth in this Section 10(a).  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting, as provided by Section 6 of this Article II.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting, in accordance with clause (b) of this Section 10.  For business to be properly brought before any annual meeting of the shareholders by a Shareholder, it must be a proper matter for Shareholder action and the Shareholder must have given timely notice thereof in writing to the Secretary of the corporation.  For such notice to be timely in respect of an annual meeting, it must be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shareholder to be timely must be so delivered not later than the close of business on the 120th day prior to such annual meeting or, if later, the close of business on the 10th day following the date on which public announcement of the date of such meeting is first made by the corporation.  A Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and, if such corporate action includes an amendment to these By-Laws, the language of the proposed amendment, (2) the name and address, as they appear on the corporation's books, of the Shareholder proposing such business, and the beneficial owner, if any, on whose behalf the proposal is made, (3) (A) the class and number of shares of the corporation that are, directly or indirectly, owned beneficially and of record by such Shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such Shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Shareholder has a right to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such Shareholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Shareholder is a general partner or, directly or directly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) to which such Shareholder is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such Shareholder's immediate family sharing the same household (the information described in this Clause 3, collectively, the “Share Information”) (which information shall be supplemented by such Shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (4) any material interest of the Shareholder in such business, (5) a description of all agreements, arrangements or understandings between such Shareholder and any such beneficial owner and any other person or persons (naming such person or persons) in connection with the proposal of such business by such Shareholder, and (6) any other information relating to such Shareholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition, the Shareholder making such proposal shall promptly provide any other information reasonably requested by the corporation.  Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Section 10(a).  The Chairman of any such meeting shall direct that any business not properly brought before the meeting shall not be considered.
(b)           Nominations for the election of directors may be made by the Board of Directors or a committee thereof, or by any Shareholder entitled to vote in the election of directors; provided,

however, that a Shareholder may nominate a person for election as a director at a meeting only if written notice of such Shareholder's intent to make such nomination has been timely given to the Secretary of the corporation.  Such notice shall be timely as to an annual meeting if it complies with the applicable notice delivery deadline set forth in the fifth sentence of Section 10(a), and shall be timely as to a special meeting if it is received by the Secretary at the principal executive office of the corporation not later than the close of business on the 120th day prior to the date of the special meeting or, if later, the close of business on the 10th day following the first public announcement of the date of such meeting.  Each such notice shall set forth (1) the name and address of the Shareholder who intends to make the nomination, of the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated, (2) a representation that the Shareholder is a holder of record of stock of the corporation entitled to vote at such a meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice, (3) the Share Information with respect to the Shareholder who intends to make the nomination and of the beneficial owner, if any, on whose behalf the nomination is made (which information shall be supplemented by such Shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (4) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder, (5) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Shareholder and any such beneficial owner and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (6) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, (7) any other information relating to such Shareholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for contested elections of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (8) the consent of each nominee to serve as a director of the corporation if so elected.  In addition, the Shareholder making such nomination shall promptly provide any other information reasonably requested by the corporation.  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 10(b).  The Chairman of any meeting of shareholders shall direct that any nomination not made in accordance with these procedures be disregarded.  For purposes of this Section 10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

Section 11.       Fixing Record Date.
(a)           In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of shareholders or record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)           In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date (a “Consent Record Date”), which Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors, and which Consent Record Date shall not be more than ten days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors.  Any Shareholder or shareholders of record who are seeking to have the shareholders express consent to corporate action in writing without a meeting shall, by sending written notice to the Secretary of the corporation by hand or by certified registered mail, return receipt requested, request the Board of Directors to fix a Consent Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a valid request is received and verified, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no record date has been fixed by the Board of Directors, the Consent Record Date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the Consent Record Date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. To be valid, such written request shall comply with each of the following:
(i) Such written request shall be signed by one or more shareholders of record and by the beneficial owners or owners, if any, on whose behalf the Shareholder or shareholders are acting, shall bear the date of signature of each such Shareholder and any such beneficial owner and shall set forth: (A) the name and address, as they appear on this corporation's books, of each such Shareholder and any such beneficial owner who seeks to have the shareholders express consent to corporate action in writing without a meeting; and (B) a representation that each such

Shareholder is a holder of record of shares of the corporation entitled to vote under the Certificate of Incorporation at a meeting of shareholders with respect to each matter for which such Shareholder is seeking to have shareholders express consent to corporate action in a writing without a meeting.
(ii) Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Shareholder pursuant to which each Consent Soliciting Shareholder agrees to deliver to any inspectors of election engaged by the corporation pursuant to Section 9(c) within two business days after receipt all consents and revocations thereof received by such Consent Soliciting Shareholder or such Consent Soliciting Shareholder's proxy solicitor or other designated agent in connection with such Consent Soliciting Shareholder seeking to have the shareholders express written consent to corporate action without a meeting.
(iii) For purposes of these By-Laws, “Consent Soliciting Shareholder” shall mean each of the following persons: (A) if the number of shareholders signing the consent or consents is ten or fewer, each person signing any such consents; or (B) if the number of shareholders signing the consent or consents is more than ten, each person who either (1) was a Participant in any Solicitation of such consent or consents or (2) at the time of the delivery to the corporation of the documents described in this Section 11(b) had engaged or intends to engage in any solicitation of consents and/or proxies for expressing consent to corporate action in writing without a meeting (other than a solicitation of consents and/or proxies on behalf of the corporation).
(c)           In order that the corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty days prior to such action.  If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 12.       Conduct of Meetings.
The Chairman of the Board or, in his or her absence, the President, or, in the absence of the Chairman of the Board and the President, a Vice President designated by the Board shall call any meeting of shareholders to order and shall act as chairman of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of a meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations or procedures and to do all acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of a meeting of shareholders. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.
ARTICLE III
DIRECTORS
Section 1(a).  Number and Qualification of Directors.
The Board of Directors shall consist of not less than three or more than six persons and the specific number of directors shall be as fixed by resolution of the Board of Directors from time to time.  The directors need not be shareholders.  The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of shareholders by a majority of the stock represented and entitled to vote thereat.
Section 1(b).  Restrictions on Filling Vacancies.
No person shall be qualified to be elected to, or appointed to fill a vacancy on, the Board of Directors of the corporation during the pendency of a Business Combination transaction, as defined herein, if such person is, or (in the case of a person described in clause (i), (ii) or (iii) below) was within the two years preceding the date of such election or appointment:  (i) an officer, director, employee or affiliate (as defined in Rule 144 under the Securities Act of 1933, as amended) of a party to such transaction (an “Interested Party”) or of any affiliate of an Interested Party; (ii) an agent subject to the direction of an Interested Party (iii) a consultant or advisor to an Interested Party; (iv) a person having a material financial interest in the transaction (other than through the ownership of stock or securities of the corporation), or (v) a person having any business, financial, or familial relationship with any person referred to in clauses (i)-(iv) above that would reasonably be expected to affect such person's judgment in a manner adverse to this corporation.  A person shall not be disqualified from election or appointment to the Board of Directors by reason of this Section 1(b) solely because such person is a director or officer of this corporation who receives normal and customary compensation as such and/or is a Shareholder or affiliate of this corporation.
A Business Combination shall mean any of the following: (i) a merger or consolidation of this corporation with another corporation, or a sale of all or substantially all of the business and assets of this corporation; or (ii) an acquisition (including by tender offer or any other means) by any person (including any two or more persons comprising a group, within the meaning of Rule 13(d)(5), of beneficial ownership, within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended, of 15% or more of the outstanding common stock of this corporation.

A Business Combination shall be deemed pending for purposes of this Section 1(b) commencing on the date any offer or proposal for such transaction shall be made and until such time as the proposed transaction is abandoned or until such time as: (i) the party proposing such transaction shall have acquired beneficial ownership, as defined above, of 50% or more of this corporation's outstanding voting stock; and (ii) 10 business days shall have elapsed thereafter.
Section 2.       Vacancies.
Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any Shareholder or shareholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
Section 3.       Powers.
The property and business of the corporation shall be managed by or under the direction of its Board of Directors.   In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.
Section 4.       Place of Directors' Meetings.
The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.
Section 5.       Regular Meetings.
Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.
Section 6.       Special Meetings.
(a)           Special meetings of the Board of Directors (or of any Committee of the Board of Directors) shall be held whenever called by (i): a majority of the authorized number of Directors, or (ii) the Chairman of the Board (or, in the case of a special meeting of a Committee of the Board of Directors, the Chairman of such Committee).

(b)           Except as otherwise provided by law or by these By-Laws, written notice of the time and place of each such special meeting shall be given to each Director (or, in the case of a special meeting of a Committee of the Board of Directors, each Director who sits on such Committee):  (i) by first class mail, postage prepaid, addressed to him or her at his or her address as it is shown upon the records of the corporation, at least five days before the date of such meeting, or (ii) by personal delivery, telecopy, electronic mail (if the Director and the corporation are then connected for electronic mail transmission), or orally in person or by telephone, in each case if received by the Director at least twenty-four (24) hours prior to the time of the holding of the meeting.
Section 7.       Quorum.
At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws.  If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  If only one director is authorized, such sole director shall constitute a quorum.
Section 8.       Action Without Meeting.
Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
Section 9.       Telephonic Meetings.
Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such a meeting.
Section 10.     Committees of Directors.
The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
Section 11.     Minutes of Committee Meetings.
Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Section 12.     Compensation of Directors.
Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.  Members of special or standing committees may be given compensation for serving on such committees.
Section 13.     Indemnification.
(a)           The corporation shall, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such individual in connection therewith; provided, however, that except as provided in paragraph (d) with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such individual in connection with a proceeding (or part thereof) initiated by such individual only if such proceeding or part thereof was authorized in advance by the Board of Directors of the corporation and if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The right to indemnification provided by this Article shall apply whether or not the basis of such proceedings is alleged action in an official capacity as such director, officer, employee or agent or in any other capacity while serving as such director, officer, employee or agent.
(b)           The right to indemnification conferred in this Section 13 shall include the right to be paid by the corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an individual in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such individual, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking containing such terms and conditions, including the requirement of security, as the Board of Directors deems appropriate, by or on behalf of such individual, to repay all amounts so advanced if it is ultimately determined by final judicial decision, from which there is no further right to appeal, that such individual is not entitled to be indemnified for such expenses under this section or otherwise; and provided, further, that an advancement of expenses shall not be made if the corporation's Board of Directors makes a good faith determination that such payment would violate any applicable law.  The rights to indemnification and to the advancement of expenses conferred in this Section 13 shall be contract rights and such rights shall continue as to an indemnified individual who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnified individual's heirs, executors and administrators.
(c)           The corporation may pay the expenses, including attorney's fees, incurred by any director, officer, employee or agent of the corporation who is subpoenaed, interviewed or deposed as a witness or who otherwise incurs expenses in connection with any civil or criminal lawsuit, arbitration or administrative proceeding or governmental or internal investigation to which the corporation is a party, target, or potentially a party or target, or of any such individual who appears as a witness at any trial, proceeding or hearing who which the corporation is a party, if the corporation determines that such payments will benefit the corporation and if, at the time such expenses are incurred by such individual and paid by the corporation, such individual is not a party, and is not threatened to be made a party, to such proceeding or investigation.
(d)           Except as provided in any separate indemnification agreement entered into between the corporation and any of its officers or directors, if a claim under the two preceding paragraphs of this Section 13 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the director, officer, employee or agent indemnified hereunder (as the case may be) may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnified individual shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnified individual to enforce a right to indemnification hereunder (but not in a suit brought by such individual to enforce a right to an advancement of expenses) and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses only upon a final adjudication that the individual has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnified individual is proper in the circumstances because such individual has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnified individual has not met such applicable standard of conduct, shall create a presumption that the individual has not met the applicable standard of conduct or, in the case of such a suit brought by the individual, be a defense to such suit.  In any suit brought by the indemnified individual to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the individual is not entitled to be indemnified, or to such advancement of expenses under this section or otherwise shall be on the corporation.
(e)           Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b).  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.
(f)           The corporation shall not settle any action, suit or proceeding in any manner that would impose any liability or limitation on a director, officer, employee or agent of the corporation entitled to indemnification under this Section 13 without the written consent of such director, officer, employee or agent. No such director, officer, employee or agent shall unreasonably withhold his or her consent to any such proposed settlement.
(g)           The indemnification and advancement of expenses provided by this Section 13 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of Delaware.  The contracts may modify the extent of the corporation's indemnification obligations.
(h)           If any provision of this Section 13 shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Section 13 contravene public policy, then this Section 13 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions that are invalid or inoperative or that contravene public policy shall be deemed, without further action or deed by or on behalf of the corporation, the Board of Directors or the shareholders, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the corporation shall indemnify and hold harmless a director, officer, employee or agent, as the case may be, against expenses, liabilities and losses incurred with respect to any action, suit or proceeding to the fullest extent permitted by any applicable provision of this Section 13 that shall not have been invalidated and to the fullest extent otherwise permitted by the Delaware General Corporation Law; it being understood that the intention of the corporation is to provide its directors, officers, employees and agents with the maximum indemnification available under the Delaware General Corporation Law.
(i)           The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 13.
(j)           Any repeal or modifications of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.
(k)           For the purposes of this Section 13, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
(l)           For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation.”

ARTICLE IV
OFFICERS
Section 1.       Officers.
The officers of this corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, and a Treasurer.  The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof.  In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title.  At the time of the election of officers, the directors may by resolution determine the order of their rank.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.
Section 2.       Election of Officers.
The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose the officers of the corporation.
Section 3.       Subordinate Officers.
The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
Section 4.       Compensation of Officers.
The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.
Section 5.       Term of Office; Removal and Vacancies.
The officers of the corporation shall hold office until their successors are chosen and qualify in their stead.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.
Section 6.       Chairman of the Board.
The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws.  If so designated by the Board of Directors, the Chairman of the Board may in addition be the Chief Executive Officer of the corporation and have such powers and duties prescribed by the Board of Directors.

Section 7.       President.
Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation and, if so designated by the Board of Directors, be the Chief Executive Officer of the corporation.  He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.  He shall have the general powers and duties of management usually vested in the office of President and, if so designated, Chief Executive Officer of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.
Section 8.       Vice President.
In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.  The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.
Section 9.       Secretary.
The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors.  He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-Laws.  He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.
Section 10.     Assistant Secretaries.
The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 11.     Treasurer.
The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.  If required by the Board of Directors, he shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
Section 12.     Assistant Treasurer.
The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 13.     Vacancy of President's Office.
Wherever an action is required, by these By-Laws or otherwise, to be taken by the President of the corporation and such office is vacant, such action may, to the extent permitted under the General Corporation Law of the State of Delaware, be taken by the Chairman of the Board or by any Executive Vice President.
ARTICLE V
CERTIFICATES OF STOCK
Section 1.       Stock Certificates and Uncertificated Stock.
Shares of the corporation's stock may be certificated or uncertificated, as provided by the Delaware General Corporation Law. Every holder of a class or series of stock of the corporation that has not been designated as uncertificated in a resolution of the Board of Directors pursuant to Section 158 of the Delaware General Corporation Law shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such Shareholder in the corporation.

Section 2.       Signatures on Certificates.
Any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
Section 3.       Statement of Stock Rights, Preferences and Privileges.
If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock or, in the case of uncertificated shares, summarized in a notice pursuant to Section 151(f) of the Delaware General Corporation Law, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, or in such notice, a statement that the corporation will furnish without charge to each Shareholder who so requests the power, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 4.       Lost Certificates.
The Board of Directors may direct a new certificate or certificates of stock, for those shares of stock that are not designated by the Board of Directors as uncertificated shares, to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 5.       Transfers of Stock.
(a) Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation, subject to the terms of the agreement under which such shares were purchased if the corporation is a party thereto, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books or (b) upon proper instructions from the holder of uncertificated shares, with proof of the authenticity of signature as the corporation or a transfer agent may require, it shall be the duty of the corporation to record the transaction upon its records; provided, however, that the corporation shall be entitled to recognize and enforce any lawful restriction on transfer.
Section 6.       Registered Shareholders.
The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.
ARTICLE VI
GENERAL PROVISIONS
Section 1.       Dividends.
Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 2.       Payment of Dividends; Directors' Duties.
Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.
Section 3.       Checks.
All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.
Section 4.       Fiscal Year.
The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
Section 5.       Corporate Seal.
The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.”  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6.       Waiver of Notice.
Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
Section 7.       Annual Statement.
The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.
Section 8.       Exemption from Section 203, Delaware G.C.L.
The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware. This Section of the By-Laws shall not be further amended by the Board of Directors of the corporation.
Section 9.       Definitions.
As used in these By-Laws, a business day shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
ARTICLE VII
AMENDMENTS
Section 1.       Amendments by Directors or Shareholders.
These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the shareholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting.  If the power to adopt, amend or repeal By-Laws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the shareholders to adopt, amend or repeal By-Laws.